Exhibit 99.B.j.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 811-22954 on Form N-1A of our reports dated February 17, 2015, relating to the financial statements and financial highlights of HIMCO VIT Portfolio Diversifier Fund, HIMCO VIT Index Fund,  HIMCO VIT American Funds Asset Allocation Fund, HIMCO VIT American Funds Blue Chip Income and Growth Fund, HIMCO VIT American Funds Bond Fund , HIMCO VIT American Funds Global Bond Fund, HIMCO VIT American Funds Global Growth and Income Fund, HIMCO VIT American Funds Global Growth Fund, HIMCO VIT American Funds Global Small Capitalization Fund, HIMCO VIT American Funds Growth Fund, HIMCO VIT American Funds Growth-Income Fund, HIMCO VIT American Funds International Fund and HIMCO VIT American Funds New World Fund (the “Funds”), each a series of the HIMCO Variable Insurance Trust, appearing in the Annual Reports on Form N-CSR of the Funds for the year ended December 31, 2014.

We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Investment Objectives and Policies”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 28, 2015